Bancshares, Inc. Reports a 20.4% Increase in Second Quarter Results@<

    HONOLULU, July 21 /PRNewswire-FirstCall/ --
CB Bancshares, Inc. (Nasdaq: CBBI), parent company of City Bank, reported consolidated net income of $4.4 million for the second quarter of 2003, an increase of 20.4% over the same quarter last year. Diluted earnings per share of $0.99 for the second quarter of 2003 increased 19.3% over the same quarter last year.

    Consolidated net income for the six months ended June 30, 2003 totaled $8.3 million, an increase of $1.2 million, or 16.4%, over the same period last year. For the six months ended June 30, 2003, diluted earnings per share was $1.91, an increase of 15.1% over the same period last year.

    Consolidated net income for the second quarter of 2003 includes
$4.2 million ($2.7 million after taxes, or $0.64 per share) in expenses associated with the defense of the unsolicited hostile takeover proposal by Central Pacific Financial Corp. announced on April 16, 2003. Consolidated net income, excluding the after-tax effect of the unsolicited hostile takeover proposal expenses, for the second quarter ended June 30, 2003, was $7.1 million ($1.63 per diluted share), an increase of 97.4% over the same quarter last year. On the same basis, for the six months ended June 30, 2003, the Company had consolidated net income of $11.1 million ($2.55 per diluted share), an increase of 55.4% over the same period in 2002.

    Mr. Ronald K. Migita, President and Chief Executive Officer of CB Bancshares, Inc. said, "We are pleased with our strong financial performance this quarter. Today's earnings results clearly demonstrate the great progress we are making in improving asset quality, while simultaneously growing core deposits and fee income, and building our lending operations. City Bank is focused on providing superior products and services to our customers while delivering enhanced shareholder value. With a clear strategy in place, improved asset quality and a committed management team, we are well positioned for continued earnings growth."

    Net interest income was $19.2 million and $37.5 million for the second quarter and six months ended June 30, 2003, respectively, an increase of $176,000, or 0.9%, and a decrease of $961,000, or 2.5%, respectively, over the same periods in 2002. The decrease for the six months ended June 30, 2003 was primarily due to a lower net interest margin, which decreased 49 basis points to 4.82%, from the same period in 2002.

    Noninterest income was $6.5 million and $12.0 million for the second quarter and six months ended June 30, 2003, respectively, an increase of $2.7 million, or 71.9%, and $4.3 million, or 55.1%, respectively, over the same periods in 2002. The increase for the six months ended June 30, 2003 was primarily due to a $1.3 million increase in net gains on the sale of securities and loans and a $2.5 million increase in other non-interest income.

    The increase in other non-interest income was primarily due to: 1) $975,000 recorded in connection with an insurance company demutualization distribution; 2) $728,000 increase in item processing income; and 3) $430,000 increase in the cash surrender value of bank owned life insurance.

    Noninterest expense totaled $18.7 million and $32.4 million for the second quarter and six months ended June 30, 2003, respectively, an increase of $5.4 million, or 40.5%, and $5.7 million, or 21.3%, respectively, compared to the same periods in 2002. The increase for the second quarter and six months ended June 30, 2003 was primarily the result of the unsolicited hostile takeover proposal expenses of $4.2 million.

    The efficiency ratio (excluding the unsolicited hostile takeover proposal expenses and amortization of intangibles) improved from 57.20% for the six months ended June 30, 2002 to 56.55% for the six months ended June 30, 2003.

    At June 30, 2003, as compared to June 30, 2002, the Company had $1.7 billion in assets, up 9.2%; $1.2 billion in loans, up 6.9%; and $1.2 billion in deposits, up 4.0%.

    Nonperforming loans and nonperforming assets were $10.3 million and $11.1 million, respectively, at June 30, 2003, which represented decreases of $5.2 million, or 33.4%, and $7.6 million, or 40.5%, respectively, as compared to June 30, 2002. The decrease in nonperforming loans was primarily due to a $3.5 million decrease in the real estate loan category, which reflects Management's continuing efforts to improve asset quality and the strengthening of the Hawaii real estate market.

    The provision for credit losses was $550,000 and $4.9 million for the second quarter and six months ended June 30, 2003, respectively, a decrease of $3.6 million, or 86.6%, and $4.1 million, or 45.6%, respectively, compared to the same periods in 2002. The Company's lower provision in the second quarter of 2003, as compared to the first quarter of 2003, reflects the significant improvement in asset quality and the end of the hostilities in Iraq without significant impact on the Company's loan portfolio and the Hawaii economy.

    At June 30, 2003, total stockholders' equity was $160.0 million. The consolidated net income for the first six months of 2003 reflects an annualized return on equity of 10.83% (14.45% excluding the unsolicited hostile takeover proposal expenses). In June 2003, a 10% stock dividend and a cash d

    CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 21 branches on the islands of Oahu, Hawaii, Maui and Kauai.

    This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are
CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                       CB Bancshares, Inc. and Subsidiaries
                    At or for the Quarter and Six Months Ended
                              June 30, 2003 and 2002
                                                                Change
                                     2003          2002     Amount   Percent
                                     (dollars in thousands, except number of
                                             shares and per share data)

    QUARTER ENDED JUNE 30:
      Net income                    $4,360       $3,621       $739     20.4%
      Net income - adjusted (1)      7,149        3,621      3,528     97.4
      Per share data:
        Diluted:
          Net income                  0.99         0.83       0.16     19.3
          Net income
           - adjusted (1)             1.63         0.83       0.80     96.4
        Cash dividends                0.12         0.11       0.01      9.1
      Average shares
       outstanding (2)           4,382,160    4,346,500     35,660      0.8

    AT JUNE 30:
      Balance sheet:
        Total assets            $1,698,829   $1,556,411   $142,418      9.2%
        Loans                    1,204,170    1,126,011     78,159      6.9
        Deposits                 1,181,568    1,135,727     45,841      4.0
        Stockholders' equity       160,017      149,816     10,201      6.8

      Asset quality:
        Nonperforming loans         10,329       15,501     (5,172)   (33.4)
        Nonperforming assets (3)    11,133       18,717     (7,584)   (40.5)
        Allowance for credit
         losses                     31,424       25,394      6,030     23.7

      Per share data:
        Book value                   37.48        34.55       2.93      8.5
        Market value                 62.11        34.10      28.01     82.1

    SIX MONTHS ENDED JUNE 30:
      Net income                    $8,332       $7,157     $1,175     16.4%
      Net income - adjusted (1)     11,121        7,157      3,964     55.4
      Per share data:
        Diluted:
          Net income                  1.91         1.66       0.25     15.1
          Net income
           - adjusted (1)             2.55         1.66       0.89     53.6
        Cash dividends                0.23         0.22       0.01      4.5
      Average shares
       outstanding (2)           4,366,014    4,312,301     53,713      1.2

      Balance sheet averages:
        Total assets            $1,668,987   $1,553,355   $115,632      7.4%
        Loans                    1,164,927    1,178,062    (13,135)    (1.1)
        Earning assets           1,585,619    1,478,447    107,172      7.2
        Deposits                 1,153,924    1,124,716     29,208      2.6
        Stockholders' equity       155,184      139,991     15,193     10.9

    SELECTED FINANCIAL RATIOS:
      Return on average:
        Total assets (4)             1.01%        0.93%
        Total assets
         - adjusted (1), (4)          1.34         0.93
        Stockholders' equity (4)     10.83        10.31
        Stockholders' equity
         - adjusted (1), (4)         14.45        10.31
      Net interest margin (4)         4.82         5.31
      Efficiency ratio (5)           56.55        57.20
      Nonperforming loans to
       total loans (at June 30)       0.86         1.38
      Nonperforming assets to
       total assets
       (at June 30) (3)               0.66         1.20
      Allowance for credit losses
       to total loans (at June 30)    2.61         2.26
      Allowance for credit losses
       to nonperforming loans
       (at June 30)                 304.23       163.82

    Notes:
    (1) Excludes after-tax unsolicited hostile takeover proposal expenses (see supplemental financial information).
    (2) Average outstanding shares retroactively adjusted for the 390,345 and 361,682 common shares issued in connection with the 10% stock dividend distributed to shareholders of record on June 16, 2003 and June 14, 2002, respectively.
    (3) Nonperforming assets consist of nonperforming loans and other real estate owned.
    (4) Annualized.
    (5) Defined as noninterest expense excluding unsolicited hostile takeover proposal expenses and amortization of intangibles as a percentage of total operating revenue (see supplemental financial information).

                        Supplemental Financial Information
                       CB Bancshares, Inc. and Subsidiaries
                  Reconciliation of Non-GAAP Financial Measures
                    At or for the Quarter and Six Months Ended
                              June 30, 2003 and 2002

                                         2003                  2002
                                 Quarter    Six Months   Quarter  Six Months
                                   Ended      Ended       Ended      Ended
                               (dollars in thousands, except per share data)
    Net income:

      Net income                  $4,360      $8,332      $3,621     $7,157
      Unsolicited proposal
       expenses (1)                2,789       2,789          --         --

      Net income, excluding
       unsolicited proposal
       expenses (1)               $7,149     $11,121      $3,621     $7,157

    Earnings per share:
      Net income                   $0.99       $1.91       $0.83      $1.66
      Unsolicited proposal
       expenses (1)                 0.64        0.64          --         --

      Net income, excluding
       unsolicited proposal
       expenses (1)                $1.63       $2.55       $0.83      $1.66

    Return on average assets:
      Net income                                1.01%                  0.93%
      Unsolicited proposal
       expenses (1)                             0.33                     --

      Net income, excluding
       unsolicited proposal
       expenses (1)                             1.34%                  0.93%

    Return on average
    stockholders' equity:
      Net income                               10.83%                 10.31%
      Unsolicited proposal
       expenses (1)                             3.62                     --

      Net income, excluding
       unsolicited proposal
       expenses (1)                            14.45%                 10.31%

    Efficiency ratio:

      Net interest income                    $37,516                $38,477
      Noninterest income                      11,975                  7,719

        Total operating
         revenue (a)                         $49,491                $46,196

      Noninterest expense (b)                $32,359                $26,669
      Unsolicited proposal
       expenses                               (4,222)                    --
      Amortization of
       intangibles                              (149)                  (245)

        Noninterest expense,
         adjusted (c)                        $27,988                $26,424

      GAAP efficiency
       ratio (b divided by a)                  65.38%                 57.73%
      Efficiency ratio,
       excluding unsolicited
       proposal
       expenses (c divided by a)               56.55%                 57.20%

    Notes:
    (1) Represents after-tax expenses associated with the defense of the unsolicited hostile takeover proposal by Central Pacific Financial Corp. announced on April 16, 2003.

    CONSOLIDATED BALANCE SHEETS
    CB Bancshares, Inc. and Subsidiaries
    (Unaudited)

                                                    June 30,       June 30,
    (in thousands)                                    2003           2002

    ASSETS
    Cash and due from banks                          $63,456        $43,447
    Interest-bearing deposits in other banks           1,285          1,110
    Federal funds sold                                   415            815
    Investment securities:
      Held-to-maturity                               167,459         73,396
      Available-for-sale                             189,043        231,167
      Restricted                                      30,778         33,377
    Loans held for sale                              119,573         38,023
    Loans, net                                     1,053,173      1,062,594
    Premises and equipment, net                       16,203         17,072
    Other assets                                      57,444         55,410

    Total assets                                  $1,698,829     $1,556,411

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits:
      Noninterest-bearing                           $212,649       $157,745
      Interest-bearing                               968,919        977,982
          Total deposits                           1,181,568      1,135,727
    Short-term borrowings                             31,900          9,150
    Other liabilities                                 23,226         24,583
    Long-term debt                                   299,398        234,415
    Minority interest in consolidated subsidiary       2,720          2,720
          Total liabilities                        1,538,812      1,406,595

    Stockholders' equity:
      Preferred stock                                     --             --
      Common stock                                     4,310          3,998
      Additional paid-in capital                     102,326         82,149
      Retained earnings                               47,241         58,220
      Unreleased shares to employee stock
       ownership plan                                 (1,406)        (1,756)
      Accumulated other comprehensive income,
       net of tax                                      7,546          7,205

          Total stockholders' equity                 160,017        149,816

    Total liabilities and stockholders' equity    $1,698,829     $1,556,411

    CONSOLIDATED STATEMENTS OF INCOME
    CB Bancshares, Inc. and Subsidiaries
    (Unaudited)

                                         Quarter ended     Six months ended
                                           June 30,            June 30,
    (in thousands)                      2003      2002      2003      2002

    Interest income:
      Interest and fees on loans      $21,277   $22,541   $41,961   $46,406
      Interest and dividends
       on investment securities:
        Taxable interest income         3,199     3,282     6,384     6,164
        Nontaxable interest income        384       389       774       777
        Dividends                         398       493       894       973
      Other interest income                41        15       219        34

          Total interest income        25,299    26,720    50,232    54,354

    Interest expense:
      Deposits                          2,919     4,634     6,402     9,753
      Short-term borrowings                78       172       121       483
      Long-term debt                    3,088     2,876     6,193     5,641

          Total interest expense        6,085     7,682    12,716    15,877

          Net interest income          19,214    19,038    37,516    38,477

    Provision for credit losses           550     4,102     4,880     8,970

          Net interest income
           after provision for
           credit losses               18,664    14,936    32,636    29,507

    Noninterest income:
      Service charges on
       deposit accounts                 1,131     1,069     2,242     2,097
      Other service charges and fees    1,786     1,618     3,479     3,174
      Net realized gains (losses)
       on sales of securities             (45)      (68)      207      (104)
      Net realized gains on
       sales of loans                     849       208     1,731       719
      Other                             2,743       933     4,316     1,833

          Total noninterest income      6,464     3,760    11,975     7,719

    Noninterest expense:
      Salaries and employee benefits    7,389     6,501    14,563    13,070
      Net occupancy expense             1,658     1,568     3,287     3,140
      Equipment expense                   584       765     1,193     1,560
      Unsolicited hostile
       takeover proposal expenses       4,222        --     4,222        --
      Other                             4,864     4,487     9,094     8,899

          Total noninterest expense    18,717    13,321    32,359    26,669

          Income before income taxes    6,411     5,375    12,252    10,557

    Income tax expense                  2,051     1,754     3,920     3,400

          NET INCOME                   $4,360    $3,621    $8,332    $7,157

SOURCE  CB Bancshares, Inc.
    -0-                             07/21/2003
    /CONTACT: Dean K. Hirata, Senior Vice President and Chief Financial Officer of CB Bancshares, Inc., +1-808-535-2583; or Wayne T. Miyao, Senior Vice President of City Bank, +1-808-535-2590/
    /Web site:  http://www.citybankhawaii.com /
    (CBBI)

CO:  CB Bancshares, Inc.
ST:  Hawaii
IN:  FIN
SU:  ERN



LP
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